Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S‑8 of our report dated March 20, 2017 relating to the financial statements, which appears in Novan, Inc.'s Annual Report on Form 10‑K for the year ended December 31, 2016.

/s/ PricewaterhouseCoopers LLP

Raleigh, North Carolina

August 11, 2017